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                                                                  EXHIBIT 99.1
               PRICELINE.COM DECLARES 1-FOR-6 REVERSE STOCK SPLIT

           Priceline.com updates 2nd quarter 2003 financial guidance, earnings targets on a post-split basis

     NORWALK, Conn., June 16, 2003 . . . Priceline.com(R) Incorporated (Nasdaq:
PCLN) announced today that it had effected a 1-for-6 reverse stock split of all outstanding shares of its common stock, par value $0.008 per share. The reverse stock split was effective at 12:01 a.m. this morning.

As a result of the reverse stock split, each priceline.com stockholder will receive 1 new share of priceline.com common stock in exchange for every 6 old shares. Stockholders who hold their shares in brokerage accounts or "street name" will not be required to take any action to effect the exchange of their shares. Stockholders of record who hold share certificates will receive a letter of transmittal requesting that they surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Mellon Investor Services, LLC, priceline.com's transfer agent, will act as the exchange agent for purposes of implementing the exchange of stock certificates.

Also today, priceline.com updated its 2nd quarter 2003 financial guidance. "Our previous pre-split guidance was for 2nd quarter earnings per share in the range of $0.02 to $0.03," said priceline.com Chief Financial Officer Robert J. Mylod, Jr. "On a post-split basis, this translates to earnings of between $0.12 to $0.18 per share, and we remain comfortable with estimates within that range." The average First Call consensus earnings estimate for the 2nd quarter 2003 was for net income of $3.6 million, which translates to $0.10 per share on a post-split basis.

Priceline.com's reverse stock split will reduce the Company's shares of common stock outstanding from approximately 227 million to approximately 37.5 million. "Priceline.com has a well-recognized brand, no debt, a strong cash position and an attractive array of products," said priceline.com President and CEO Jeffery
H. Boyd. "We believe priceline.com is well-positioned to be a long-term winner in online travel. We also believe that this reverse stock split enhances our position by expanding investor interest, reducing transaction costs for trading our stock, making our results more comparable to peer companies with far fewer outstanding shares, and allowing priceline.com's earnings per share on a post-split basis to more precisely reflect the Company's operating results."

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ABOUT PRICELINE.COM

Priceline.com offers products for sale in two categories: a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises; and a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee. Priceline.com also owns the Internet domain names and trademarks of LowestFare.com, another Web-based travel site. Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

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For press information:  Brian Ek at priceline.com  203-299-8167
(brian.ek@priceline.com)


INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

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This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks; adverse changes in the Company's relationships with airlines and other product and service providers including, without limitation, the withdrawal of suppliers from the priceline.com system; the bankruptcy or insolvency of another major domestic airline; the effects of increased competition; systems-related failures and/or security breaches; the Company's ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.